Exhibit 1.1

Comtech Group, Inc.

7,344,300 Shares

Common Stock

($0.01 Par Value)

UNDERWRITING AGREEMENT

July 15, 2005

UNDERWRITING AGREEMENT

July 15, 2005

JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

C.E. Unterberg, Towbin LLC

350 Madison Avenue

New York, NY 10017

as Representatives of the several Underwriters

named in Schedule A annexed hereto

Ladies and Gentlemen:

Comtech Group, Inc., a Maryland corporation (the “Company”), proposes to issue and sell and the persons named in Schedule B annexed hereto (the “Selling Stockholders”) propose to sell the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 7,344,300 shares (the “Firm Shares”) of Common Stock, $0.01 par value (the “Common Stock”), of the Company, of which 5,912,160 shares are to be issued and sold by the Company and an aggregate of 1,432,140 shares are to be sold by the Selling Stockholders in the respective amounts set forth under the caption “Firm Shares” in Schedule B annexed hereto. In addition, solely for the purpose of covering over-allotments, the Selling Stockholders propose to grant to the Underwriters the option to purchase from the Selling Stockholders up to an additional 1,101,640 shares of Common Stock (the “Additional Shares”) in the respective amounts set forth under the caption “Additional Shares” in Schedule B hereto. The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-124201) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of the preliminary prospectuses dated June 28, 2005 (the “Preliminary Prospectus”) relating to the Shares. Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.” As used herein, “business day” shall mean a day on which the New York Stock Exchange is open for trading.

The Company, the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company and each of the Selling Stockholders, severally and not jointly, agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company and each Selling Stockholder the respective number of Firm Shares (subject to such adjustment as you may determine to avoid fractional shares) which bears the same proportion to the number of Firm Shares to be sold by the Company or by such Selling Stockholders, as the case may be, as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $5.50 per Share. The Company and each Selling Stockholder is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the public offering to such extent as you may determine.

In addition, the Selling Stockholders hereby grant to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholders, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Selling Stockholders for the Firm Shares. This option may be exercised by the Representatives jointly on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date hereof, by written notice to the Selling Stockholders. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 10 hereof.

Pursuant to powers of attorney, which shall be satisfactory to counsel for the Underwriters, granted by each Selling Stockholder, Jeffrey Kang and Hope Ni will act as representatives of the Selling Stockholders. The foregoing representatives (the “Representatives of the Selling Stockholders”) are authorized, on behalf of each Selling Stockholder, to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder (including the determination of the purchase price per Share), to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement.

2. Payment and Delivery. Payment of the purchase price for the Firm Shares shall be made to the Company and each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (DTC) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on July 20, 2005 (unless another time shall be agreed to by you and the Company and the Representatives of the Selling Stockholders or unless postponed in accordance with the provisions of Section 10 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares. Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 8 hereof with respect to the purchase of the Shares shall be made at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act and the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, except the issued options and warrants that may be exercised after March 31, 2005 the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus under the heading “Capitalization” in the “Actual” portion of that section and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus under the heading “Capitalization” in the “Actual” or “Pro Forma” portion of that section, as the case may be; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except that the Company is not in good standing in the State of New Jersey;

(e) the Company has no subsidiaries (as defined within the meaning of Rule 1-02 of Regulation S-X under the Act) or consolidated entities other than Comtech Group, (“Comtech Cayman”), Comtech (China) Holding Limited, (“Comtech China”), Comtech (Hong Kong) Holding Limited (“Comtech Holding”) Comtech International (Hong Kong) Limited (“Comtech Hong Kong”), United Information Technology Co. Ltd. (“UIT”), OAM S.P.A. (“OAM”) and Comtech Broadband Corporation Limited (“Comtech Broadband”) (collectively “Foreign Subsidiaries”); and Shenzhen Comtech International Limited (“Shenzhen Comtech”), Comtech Communication Technology (Shenzhen) Company Limited (“Comtech Communication”), Comtech Software Technology (Shenzhen) Company Limited (“Comtech Software”), United Information Technology (Shenzhen) Co. Ltd. (“UIT Shenzhen”) and Shanghai E&T System Company Limited (“Shanghai E&T”), (collectively, “PRC Subsidiaries”); (the Foreign Subsidiaries and the PRC Subsidiaries, collectively, the “Subsidiaries”); the Company owns all of the outstanding equity interest in Comtech Cayman, Comtech China, Comtech Holding, Comtech Hong Kong, UIT, Comtech Communication, Comtech Software and UIT Shenzhen and 98.4% of the outstanding equity interest in OAM, and 55% of the outstanding equity interest in Comtech Broadband, and controls through enforceable contractual arrangements 100% of the outstanding equity interest in Shenzhen Comtech which owns 60% of the outstanding equity interest in Shanghai E&T; all of the outstanding equity interest of Shenzhen Comtech (the financial results of which are consolidated in the Company’s financial statements included in the Registration Statement and the Prospectus), is 29% owned directly by Jeffrey Kang and 71% owned directly by Nan Ji (or will be owned directly by Jeffrey Kang and Huimo Chen upon the completion of the Equity Transfer Registration as defined in Section 5(w) hereto) in the amounts set forth in the Registration Statement and the Prospectus, is subject to no security interest, other encumbrance or adverse claims and is controlled by the Company through enforceable contractual arrangements where Jeffrey Kang and Nan Ji (or Jeffrey Kang and Huimo Chen upon the completion of the Equity Transfer Registration) agree to hold such equity interest in Shenzhen Comtech solely for the benefit of Comtech China and to apply all the dividends and other distributions they receive from Shenzhen Comtech with payment to Comtech China or its designated entities in accordance with the contractual agreements executed between Comtech China on one hand and Jeffrey Kang and Nan Ji on the other hand, respectively on April 14, 2005 (or Jeffrey Kang and Huimo Chen on the other hand, respectively on July 14, 2005), as set forth in the Registration Statement and the Prospectus; other than the equity interest in the Subsidiaries, the Company does not own or control, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any controlling or equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the certificates of incorporation and the by-laws or similar organizational documents of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”); each of Comtech Communications, Comtech Software and UIT Shenzhen is validly existing as wholly-foreign owned enterprises under the law of Peoples’ Republic of China (including Hong Kong SAR, Macau SAR and Taiwan) (the “PRC”) and its business license is in full force and effect; all of the outstanding equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and except as set forth in the Registration Statement and the Prospectus, are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the description set forth in the Registration Statement and the Prospectus, including, but not limited to, under the caption “Risk factors,” “Corporate structure” and “Related party transactions” of the events and transactions concerning (i) the equity transfer agreements executed between Nan Ji on one hand and Jeffrey Kang and Huimo Chen on the other hand, respectively on June 28, 2005, regarding the former’s equity interest in Shenzhen Comtech; and (ii) the Company’s arrangements with Jeffrey Kang and Nan Ji, respectively dated April 14, 2005 (or with Jeffrey Kang and Huimo Chen, respectively dated July     , 2005), regarding the latter’s equity interest in Shenzhen Comtech ((i) and (ii) collectively, the “Arrangements”) does not, and will not, as of the applicable effective date as to the Registration Statement and any amendment thereof and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, contain an untrue statement of material fact required to be stated therein or that is necessary to an understanding of the Company’s corporate structure, financial condition and operating performance, as well as its prospects for the future;

(g) all approvals, authorizations, consents, orders, registrations, filings and qualifications required for the Arrangements and the execution, delivery and performance of the agreements in connection therewith (the “Arrangements Agreements”) have been made or unconditionally obtained in writing and no such approval, authorization, consent, order, registration, filing or qualification has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed;

(h) except as set forth in the Registration Statement and the Prospectus, the Arrangements and the execution, delivery and performance of the Arrangements Agreements do not (A) contravene any provision of applicable law or statute, rule or regulation of any governmental agency having jurisdiction over the Company or any of the Subsidiaries, (B) contravene the Memorandum of Association, Articles of Association, the business license or other constituent documents of the Company or any of the Subsidiaries, or (C) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject except in the case of (c) hereof, for any conflict, breach, violation or default that would not, individually or in the aggregate have a Material Adverse Effect;

(i) each of the Arrangements Agreements has been duly authorized, executed and delivered by Comtech China, Jeffrey Kang, Nan Ji and Huimo Chen, as the case may be, and assuming due authorization, execution and delivery by any other party thereto, constitutes a valid and legally binding obligation on Comtech China, Jeffrey Kang, Nan Ji and Huimo Chen, as the case may be, enforceable in accordance with its terms;

(j) Jeffrey Kang and Huimo Chen respectively are currently PRC citizens and have not, and do not intend to become citizens of any other country for a period of 9 months after the date of this Agreement. To the best knowledge of the Company, no conditions, circumstances or facts concerning Jeffrey Kang and Huimo Chen currently exist or are expected to exist that would cause the application for the Equity Transfer Registration to be rejected by the appropriate PRC authorities or otherwise lead to the failure of such equity transfer to be approved by the appropriate PRC authority and to take place. The fact that Nan Ji became a citizen of Canada as of March 2004 would not, individually or in the aggregate have a Material Adverse Effect or material adverse effect on the transactions contemplated hereby.

(k) There are no pending actions, suits, inquiries, investigations or proceedings before or brought by an court or governmental agency or body, federal, state, local or foreign, against or affecting the Company, any of its Subsidiaries or any of their respective properties, or challenging the effectiveness of the Arrangements, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the Arrangements Agreements or the ability of the Company to perform its obligations hereunder or thereunder, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the Company’s knowledge, contemplated;

(l) the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(m) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(n) this Agreement has been duly authorized, executed and delivered by the Company;

(o) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or except where such breach, violation or default would not, individually or in the aggregate have a Material Adverse Effect, any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected; and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws of the Company or any of the Subsidiaries, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(p) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency (including, without limitation, the China Securities Regulatory Commission) or with the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”) is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act and the filing of an application for the listing of additional shares onto NASDAQ which have been made or will be effected, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the NASD;

(q) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; except as set forth in the Registration Statement and the Prospectus, no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(r) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and except as set forth in the Registration Statement and the Prospectus, has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(s) all legal or governmental proceedings, related party transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(t) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge after due inquiry, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(u) Deloitte Touche Tohmatsu, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board;

(v) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with United States generally accepted accounting principles (“US GAAP”) applied on a consistent basis during the periods involved; the other financial and statistical data, as set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus.

(w) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(x) the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form provided by the Underwriters and were executed on June 28, 2005, by each of Jeffrey Kang (including Nan Ji and Comtech Global Investment Ltd. (“Comtech Global”) Ren Investment International, Ltd., Purple Mountain Holding, Ltd., and Hope Ni;

(y) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(z) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(aa) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses, except in the case of (ii) to (vii) below, where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); (i) there are no third parties who have or, to the Company’s knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (vi) there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; and (vii) there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office;

(bb) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before any competent government agency, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(cc) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(dd) all federal, state, local and foreign tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those (i) currently payable without penalty or interest or (ii) in the case of both clauses (i) and (ii), being contested in good faith and for which adequate reserves have been provided on the books and records of the Company and the Subsidiaries and, except where such failure to file would not individually or in the aggregate have a Material Adverse Effect;

(ee) the Company maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiaries and their businesses taken as a whole; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(ff) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(gg) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement;

(hh) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with US GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ii) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(jj) the Company has provided you true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002 the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(kk) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(ll) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(mm) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(nn) to the Company’s knowledge after due inquiry, there are no affiliations or associations within the meaning of Article 1, Section 1 (dd) of the Bylaws of the NASD between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(oo) the Company’s board of directors has validly appointed an audit committee, each of whose members is independent as specified in Section 10A(m)(3) of the Exchange Act and the rules and regulations thereunder, as well as in any listing requirements of NASDAQ;

(pp) the Company, and each of its officers and directors, in their capacity as such, is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and has timely made all required disclosures and filings required thereby with the Commission;

(qq) Each of the Subsidiaries is not currently prohibited, directly or indirectly, from paying any dividends or other distributions to the Company (or to Jeffrey Kang and Nan Ji, in the case of Shenzhen Comtech, or to Shenzhen Comtech in the case of Shanghai E&T), from making any other distribution on the Subsidiary’s equity interest, or from transferring any of the Subsidiary’s property or assets to the Company under PRC law, including the Notice issued by PRC State Administration of Foreign Exchange on April 8, 2005, all dividends and other distributions declared and payable upon the equity interests in the Subsidiary to the Company, may be converted into foreign currency that may be freely transferred out of the PRC, and all such dividends and other distributions are not and except as set forth in the Registration Statement and the Prospectus, will not be subject to withholding or other taxes under the laws and regulations of the PRC and are otherwise free and clear of any other tax, withholding or deduction in the PRC, in each case without the necessity of obtaining any governmental or regulatory authorization in the PRC.

(rr) neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company is using any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses; is making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or is in violation of any provision of the United States Foreign Corrupt Practices Act of 1977; or is making any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ss) the section entitled “Management’s discussion and analysis of financial condition results of operations” in the Registration Statement and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) judgments and uncertainties affecting the application of critical accounting policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof;

(tt) the Company’s directors and management have reviewed and agreed with the selection, application and disclosure of critical accounting policies and have consulted with its legal advisers and independent accountants with regards to such disclosure;

(uu) the Prospectus fairly and accurately describes all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect liquidity and are reasonably likely to occur. Neither the Company nor any Subsidiary is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such Subsidiary, including, without limitation, structured finance entities and special purpose entities, or otherwise engage in, or have any obligations under, any off-balance sheet transactions or arrangements. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not”;

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4. Representations and Warranties of the Selling Stockholders.

(a) Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter and the Company that:

(i) such Selling Stockholder now is and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will be, the lawful owner of the number of Shares to be sold by such Selling Stockholder Shares free and clear of any pledge, lien, security interest, encumbrance, claim, equity interest, community property right, restriction on transfer or other defect in title other than pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Shares, and upon delivery of and payment for such Shares (whether at the time of purchase or the additional time of purchase, as the case may be), the Underwriters will acquire valid and marketable title to such Shares free and clear of any pledge, lien, security interest, encumbrance, claim, equity interest, community property right, restriction on transfer or other defect in title;

(ii) such Selling Stockholder has and at the time of delivery of such Shares (whether the time of purchase or additional time of purchase, as the case may be) will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Shares in the manner provided in this Agreement;

(iii) the execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement (as defined below) and the Power of Attorney (as defined below) and the consummation of the transactions herein contemplated, will not contravene any provision of applicable law, or, if applicable, the articles of incorporation or by-laws of such Selling Stockholder or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder;

(iv) the Shares to be sold by such Selling Stockholder pursuant to this Agreement have been duly authorized and are validly issued, fully paid and non-assessable;

(v) this Agreement, the Custody Agreement among American Stock Transfer & Trust Company, as custodian, and the Selling Stockholders (the “Custody Agreement”), and the Power of Attorney appointing the Representatives as attorneys-in-fact in connection with the transactions contemplated hereby (the “Power of Attorney”) have been duly executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

(vi) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Shares, the Registration Statement and Prospectus, and any supplements or amendments thereto as relate to such Selling Stockholder or the Shares that such Selling Stockholder proposes to sell will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(vii) such Selling Stockholder has duly and irrevocably authorized the Representatives of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto; and each of the Selling Stockholders’ Representatives, acting alone, is authorized to execute any documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by each Selling Stockholder (including the determination of the purchase price per Share), to make delivery of the certificates of such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom the expenses to be borne by each Selling Stockholder in connection with the sale and public offering of the Shares, to distribute the balance of such proceeds to each Selling Stockholder in proportion to the number of Shares sold by each Selling Stockholder, to receive notices on behalf of each Selling Stockholder and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement;

(viii) the sale of such Selling Stockholder’s Shares pursuant to this Agreement is not prompted by any information concerning the Company or any of the Subsidiaries which is not set forth in the Registration Statement or the Prospectus;

(ix) all consents, approvals, authorizations and orders required for the execution and delivery by such Selling Stockholder of the Custody Agreement and Power of Attorney, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement and the sale and delivery of the Shares under this Agreement (other than, at the time of the execution hereof (if the Registration Statement has not yet been declared effective by the Commission), the issuance of the order of the Commission declaring the Registration Statement effective and such consents, approvals, authorizations or orders as may be necessary under state or other securities or Blue Sky laws have been obtained and are in full force and effect; and such Selling Stockholder has full legal right, power and authority to enter into and perform its obligations under this Agreement, the Custody Agreement and Power of Attorney, and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder under this Agreement;

(x) such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares;

(xi) such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares;

(xii) all information furnished by or on behalf of such Selling Stockholder relating to such Selling Stockholder and the Shares that are to be sold by such Selling Stockholder, that is contained in the representations and warranties of such Selling Stockholder in such Selling Stockholder’s Power of Attorney or set forth in the Registration Statement or the Prospectus is, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and at the time of purchase, and on at later time of purchase at which the Additional Shares are to be purchased, was or will be, true, correct and complete, and does not, and at the time the Registration Statement became or becomes, as the case may be, effective and at all times subsequent thereto up to and at the time of purchase, and on at later time of purchase at which the Additional Shares are to be purchased, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiii) such Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the time of purchase, or any later time of purchase at which the Additional Shares are to be purchased, as the case may be;

(xiv) such Selling Stockholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Shares that are to be sold by the Company or any of the other Selling Stockholders to the Underwriters pursuant to this Agreement; such Selling Stockholder does not have, or has waived prior to the date hereof, any registration right or other similar right to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement; and such Selling Stockholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, rights, warrants, options or other securities from the Company, other than as set forth in the Registration Statement and the Prospectus;

(xv) each of the Selling Stockholders is not aware that any of the representations and warranties of the Company set forth in Section 3 above is untrue or inaccurate in any material respect;

(xvi) except as set forth in the Registration Statement and the Prospectus, neither such Selling Stockholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(dd) of the By-laws of the NASD), any member firm of the NASD;

(xvii) there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offer and sale of the Shares;

(xviii) no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are or will be payable by or on behalf of the Underwriters, or otherwise imposed on any payments made to the Underwriters, to the PRC government or any political subdivision or taxing authority thereof or therein in connection with: (i) the sale and delivery on behalf of the Selling Stockholders of the Shares to or for the respective accounts of the Underwriters as set forth in the Registration Statement and the Prospectus and pursuant to the terms of this Agreement, or (ii) any other transaction or payment contemplated by the Agreement; and

(xix) except as set forth in the Registration Statement and the Prospectus, all expenses and other amounts that may be payable by such Selling Stockholder under this Agreement shall be made free and clear of, and without deduction for or on account of, any taxes imposed, assessed or levied by the PRC government or any political subdivision or taxing authority thereof or therein; there are no taxes imposed in the PRC on, or by virtue of, the execution or delivery of this Agreement.

(b) Comtech Global, as a selling stockholder, represents and warrants to and agrees with each of the Underwriters that the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and each Preliminary Prospectus did not at of its date and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that Comtech Global makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus.

5. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e) subject to Section 5(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than September 14, 2006;

(i) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, stockholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants), to the extent required by the Exchange Act or the rules and regulations of NASDAQ;

(j) to furnish to you four (4) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k) to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual reports filed with the Commission on Forms 10-K, and (iii) such other information as you may reasonably request regarding the Company or the Subsidiaries;

(l) to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 8(b) hereof;

(m) to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n) to pay all costs, expenses, fees (including the accounting fees of the Company and the fees and disbursements of counsel for the Company, but excluding the fees and disbursements of counsel for the Underwriters) and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on any securities exchange or maintenance of qualification of the Shares for quotation on NASDAQ and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the NASD, including the legal fees, not to exceed $30,000, and filing fees and other disbursements of counsel to the Underwriters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, (viii) expenses incident to the performance of the respective obligations under, and the consummation of the transactions contemplated by this Agreement by the Selling Stockholders, including the fees and disbursements of their respective counsel and accountants, and any fees and expenses of the Custodian and Jeffrey Kang and Hope Ni as the Representatives of the Selling Stockholders in connection with the sale by the Selling Stockholders of their Shares; and (ix) the performance of the Company’s other obligations hereunder; the Company shall not be required to pay for any of the Underwriters’ other costs and expenses;

(o) not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iv) publicly announce an intention to effect any transaction specified in clause (i),(ii) or (iii) for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Representatives, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus, and (iv) maintenance and amendment of the current shelf S-1 registration statement declared effective on February 4, 2005, as necessary; provided however if:

(1) during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day restricted period and ends on the last day of the 180-day restricted period, the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period.

the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p) to use its best efforts to effect and maintain the quotation of the Shares on the NASDAQ;

(q) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(r) to file with the NASD, the NASDAQ, the Commission and any other governmental or regulatory agency, authority or instrumentality in the United States and the PRC, as may be required, such reports, documents, agreements and other information which the Company may from time to time be required to file, including those relating to the implementation and payment of dividends or other distributions on the Shares;

(s) not to be or become, within one year of the time of purchase, an “investment company” as defined in the Investment Company Act;

(t) not to (and to use its best efforts to cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;

(u) (i) not to attempt to avoid any judgment obtained by it or any of the Subsidiaries or denied to it or any of the Subsidiaries in a court of competent jurisdiction outside the PRC; (ii) following the consummation of the offering of the Shares, to use its best efforts to obtain and maintain all approvals required in the PRC to pay and remit outside the PRC all dividends declared by any of the Subsidiaries and payable on the Shares; and (iii) to use its best efforts to obtain and maintain all approvals required in the PRC for any of the Subsidiaries to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes;

(v) to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act;

(w) to obtain all necessary PRC government approvals and complete the registration of the equity transfer (“Equity Transfer Registration”) as set forth in Section 3(e) hereto such that the equity transfer will occur by not later than December 15, 2005, including causing the equity transfer agreements effecting the equity transfer to be properly notarized and the application to complete the Equity Transfer Registration being submitted to the appropriate PRC authorities not later than September 15, 2005; and

(x) not to, directly or indirectly, declare and pay any dividends or other distributions to any of the shareholders of the Company for a period of 12 months after the date of this Agreement; and to cause Shanghai E&T and Comtech Broadband not to declare and pay any dividends or other distributions for a period of 12 months after the date of this Agreement if the dividends so paid are to exceed the aggregate amount of the cumulative retained earnings generated since creation of Shanghai E&T or Comtech Broadband, respectively.

6. Certain Covenants of the Selling Stockholders. The Selling Stockholders agree with each Underwriter as follows.

(a) the Selling Stockholders, severally and not jointly, will pay any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Shares by such Selling Stockholder to the Underwriters;

(b) Each of the Selling Stockholders shall comply with the terms of the “Lock-up” Agreement entered into by such Selling Stockholder and the Underwriters;

(c) the Selling Stockholders shall not (and shall cause its affiliates not to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company or facilitate the sale or resale of the Shares;

(d) the Selling Stockholders will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Shares and on the execution and delivery of this Agreement. All payments to be made by the Selling Stockholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Stockholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Stockholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made;

(e) each Selling Stockholder shall advise the Representatives promptly, and if requested by them, to confirm such advice in writing, so long as delivery of a prospectus relating to the Shares by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition (financial or otherwise), prospects, earnings, business or properties that comes to the attention of such Selling Stockholder, (ii) any change in information in the Registration Statement, or the Prospectus relating to such Selling Stockholder or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus that comes to the attention of such Selling Stockholder; and

(f) Comtech Global, as a Selling Stockholder will cause the Company to obtain all necessary PRC government approvals and to complete the registration of the equity transfer (“Equity Transfer Registration”) as set forth in Section 3(e) hereto such that the equity transfer will occur by not later than December 15, 2005, including causing the equity transfer agreements effecting the equity transfer to be properly notarized and the application to complete the Equity Transfer Registration being submitted to the appropriate PRC authorities not later than September 15, 2005.

7. Reimbursement of Underwriters’ Expenses. If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 10 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall pay the amounts described in Section 5(n) hereof.

8. Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company, Comtech Global as a selling Stockholder, and the Selling Stockholders as a group on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, attached substantially in the form as Exhibit A hereto.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in or excluded from the Registration Statement or the Prospectus).

(b) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Loeb & Loeb LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, attached substantially in the form as Exhibit B hereto:

(c) The Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase an opinion of Conyers Dill & Pearman, counsel for the Selling Stockholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, attached substantially in the form as Exhibit C hereto:

(d) The Company and the Selling Stockholders shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Grandall Legal Group, PRC counsel for the Company addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, and in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, attached substantially in the form as Exhibit D hereto.

(e) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Yuen & Partners, Hong Kong counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters in form and substance satisfactory to Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, attached substantially in the form as Exhibit E hereto:

(f) You shall have received from Deloitte, Touche Tohmatsu letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Representatives.

(g) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(h) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Fangda Partners, PRC counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, covering such matters as the Underwriters may reasonably request.

(i) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you object in writing.

(j) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(k) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(m) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer to the form attached substantially in the form as Exhibit F hereto.

(n) The Lock-up Agreements referred to in Section 3(w) hereof that were executed on June 28, 2005, and have been received by the Underwriters shall remain in full effect and force.

(o) The Company and the Selling Stockholders shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(p) The Selling Stockholders will at the time of purchase and, if applicable, the additional time of purchase, as the case may be, deliver to you a certificate from the Representatives for each Selling Stockholder to the effect that, as of each such date, they have not been informed that:

(i) the representations and warranties made by such Selling Stockholder as set forth in this Agreement are not true or correct; or

(ii) such Selling Stockholder has not complied with any obligation or satisfied any condition which is required to be performed or satisfied on the part of such Selling Stockholder.

(q) At or prior to the time of purchase, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(r) The Company shall have furnished to you such other documents and certificates as you or your counsel may reasonably request.

9. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives or any group of Underwriters (which may include the Representatives) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in the Representatives’ judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

If the Representatives or any group of Underwriters elects to terminate this Agreement as provided in this Section 9, the Company, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 5(n), 7 and 11 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

10. Increase in Underwriters’ Commitments. Subject to Sections 8 and 9 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 8 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 9 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 10 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11. Indemnity and Contribution.

(a) The Company and Comtech Global as a Selling Stockholder, jointly and severally agree to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, provided that the Company and Comtech Global shall not be liable to any Underwriter under the indemnity agreement in this subsection (a)(i) with respect to any Preliminary Prospectus or to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where such delivery is required by the Act, if, in each case, the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented; and (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) breach of Section 3(j), Section 5(w) or Section 6(f) hereof where applicable by the Company or Comtech Global; provided, however, that such Underwriter shall first seek indemnity against the Company and to the extent, and only to the extent, that the Company shall be unable to compensate such Underwriter in full for such losses, damages, expenses, liability or claims, shall such Underwriter seek indemnity against Comtech Global; provided further, that the Company shall not be responsible pursuant to subsection (iii) above for losses, damages, expenses, liability or claims for an amount in excess of the proceeds to be received by it (before deducting expenses) from the sale of Shares hereunder; and provided further, that Comtech Global shall not be responsible either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, damages, expenses, liability or claims for an amount in excess of the proceeds to be received by it (before deducting expenses) from the sale of Shares hereunder, on the condition that Comtech Global will not, directly or indirectly, declare and pay any dividends or other distributions to any of its two shareholders, Jeffrey Kang and Nan Ji out of the proceeds to be received by it (before deducting expenses) from the sale of the Shares hereunder for a period of 18 months after the date hereof, without the prior written consent from the Representatives.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or Comtech Global pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company and Comtech Global in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or Comtech Global shall not relieve the Company or Comtech Global from any liability which the Company or Comtech Global may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company or Comtech Global in connection with the defense of such Proceeding or the Company or Comtech Global shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company or Comtech Global (in which case the Company or Comtech Global shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company or Comtech Global and paid as incurred (it being understood, however, that the Company or Comtech Global shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company or Comtech Global shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the Company or Comtech Global, the Company or Comtech Global agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b) Each Selling Stockholder (except for Comtech Global which is covered under section 11(a) above), severally and not jointly, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 11 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or that arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Underwriters by such Selling Stockholder, directly or through such Selling Stockholder’s Representatives, specifically for use in the preparation thereof, provided that each of the Selling Stockholders shall not be liable to any Underwriter under the indemnity agreement in this subsection (a)(i) with respect to any Preliminary Prospectus or to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Shares to a person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented in any case where such delivery is required by the Act, if, in each case, the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus which was identified in writing at such time to such Underwriter and corrected in the Prospectus or in the Prospectus as then amended or supplemented; and or (ii) any untrue statement or alleged untrue statement made by such Selling Stockholder in Section 4 hereof or the failure by such Selling Stockholder to perform when and as required any agreement or covenant contained herein; provided, that no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for loses, expenses, liability or claims arising out of or based upon such untrue statement or omission or allegation thereof based upon information furnished by any other Selling Stockholder and, in any event, no Selling Stockholder shall be responsible, either pursuant to this indemnity or as a result of any breach of this Agreement, for losses, expenses, liability or claims for an amount in excess of the proceeds to be received by such Selling Stockholder (before deducting expenses) from the sale of Shares hereunder.

If any Proceeding is brought against an Underwriter or any such person in respect of which indemnity may be sought against such Selling Stockholder pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify such Selling Stockholder in writing of the institution of such Proceeding and such Selling Stockholder shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve such Selling Stockholder from any liability which such Selling Stockholder may have to any Underwriter or any such person or otherwise. Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by such Selling Stockholder in connection with the defense of such Proceeding or such Selling Stockholder shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such Selling Stockholder (in which case such Selling Stockholder shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Selling Stockholder and paid as incurred (it being under-stood, however, that such Selling Stockholder shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). Such Selling Stockholder shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of such Selling Stockholder, such Selling Stockholder agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written con-sent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company, any Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company, any Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, any Selling Stockholder or any such person or otherwise. The Company, any Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, any Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, any Selling Stockholder and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(d) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 11 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company, Comtech Global, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 11 and the covenants, warranties and representations of the Company, Comtech Global and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the Underwriting Section regarding (i) the names and corresponding share amounts set forth in the table of the Underwriters in the first paragraph, (ii) the first paragraph immediately under the caption “Commissions and Discounts” and (iii) the paragraphs immediately under the caption “Price Stabilization, Short Positions” constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 11 hereof.

13. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to JMP Securities LLC, 600 Montgomery Street, Suite 1100, San Francisco, California 94111 and C.E. Unterberg, Towbin LLC, 350 Madison Avenue, New York, NY 10017, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nan Shan, Shenzhen, 518057, PRC, Attention: Hope Ni, Chief Financial Officer; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholders at Suite 1001, Tower C, Skyworth Building, High-Tech Industrial Park, Nan Shan, Shenzhen, 518057, PRC, Attention: Hope Ni.

14. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

15. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. Each of the Representatives, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. Each of the Selling Stockholders hereby appoints without power of revocation, Jeffrey Kang as its agent to accept and acknowledge on its behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

16. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Selling Stockholders and the Company and to the extent provided in Section 11 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

17. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

18. Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

19. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriters, the Company and the Selling Stockholders acknowledge and agree that:

(a) nothing herein shall create a fiduciary or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Underwriters, on the other;

(b) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Selling Stockholders in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Company and the Selling Stockholders, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Company or the Selling Stockholders shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Company and the Selling Stockholders acknowledge that the Underwriters may have financial interest in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Company by the Underwriters for the shares and the Underwriters have no obligation to disclose, or account to the Company or the Selling Stockholders for, any of such additional financial interests.

The Company and the Selling Stockholders hereby waive and release, to the fullest extent permitted by law, any claims that the Company or the Selling Stockholders may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty in connection with transactions contemplated hereby and any activities conducted by the Underwriters related hereto up to and including the time of purchase hereby.

[Signature page follows]

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

Comtech Group, Inc.

By:	/s/ Jeffrey Kang
Name:	Jeffrey Kang
Title:	Chairman

THE SELLING STOCKHOLDERS NAMED IN SCHEDULE B ATTACHED HERETO

By:	/s/ Hope Ni
Attorney-in-Fact: Hope Ni

Accepted and agreed to as of the
date first above written, on
behalf of itself
and the other several Underwriters
named in Schedule A

By:	JMP Securities LLC

By:	/s/ Steve Ortiz
Name:	Steve Ortiz
Title:	Managing Director

By:	C.E. Unterberg, Towbin LLC

By:	/s/ Andy Arno
Name:	Andy Arno
Title:	Chairman

SCHEDULE A

Underwriter	Number of Firm Shares
JMP Securities LLC	2,570,150
C.E. Unterberg, Towbin, LLC	2,570,150
WR Hambrecht Co., LLC	1,102,000
Maxim Group, LLC	1,102,000

Total	7,344,300

SCHEDULE B

Selling Stockholders	Number of Shares	Number of Additional Shares
Comtech Global Investment Ltd.	329,392	253,377
Ren Investment International Ltd.	773,356	594,886
Purple Mountain Holding, Ltd.	329,392	253,377

Total	1,432,140	1,101,640

Exhibit A

Form of Skadden’s Opinion

                    , 2005

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111-2713

C. E. Unterberg, Towbin LLC

320 Madison Avenue

New York, NY 10017

  as Representatives of the several Underwriters

Re:	Offering of Shares of Common Stock of Comtech Group, Inc.

Ladies and Gentlemen:

We have acted as special United States counsel to Comtech Group, Inc., a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated                     , 2005 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named in Schedule A thereto (the “Underwriters”), the Company, and the selling stockholder named in Schedule B to the Underwriting Agreement (the “Selling Stockholder”), relating to the sale (a) by the Company to the Underwriters of              shares (the “Firm Shares”) of the Company’s Common Stock, par value US$0.01 per share (the “Common Stock”), (b) by the Selling Stockholders to the Underwriters of an aggregate of              shares of Common Stock (the “Secondary Shares”), and (c) up to an additional              shares of Common Stock (the “Option Shares”), at the Underwriters’ option, by the Selling Stockholders to cover over-allotments. The Firm Shares, the Secondary Shares and the Option Shares are collectively referred to herein as the “Securities”.

This opinion is being furnished pursuant to Section 8(a) of the Underwriting Agreement.

JMP Securities LLC

C.E. Unterberg, Towbin LLC

                    , 2005

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

(a) the registration statement on Form S-1 (File No. 333- 124201) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2005 under the Securities Act of 1933 (the “Securities Act”), Pre-Effective Amendment No. 1 thereto, as filed with the Commission on May 27, 2005, Pre-Effective Amendment No. 2 thereto, as filed with the Commission on June 22, 2005, Pre-Effective Amendment No. 3 thereto, as filed with the Commission on June 28, 2005, Pre-Effective Amendment No. 4 thereto, as filed with the Commission on July 7, 2005, and Pre-Effective Amendment No. 5 thereto, as filed with the Commission on July     , 2005, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such registration statement, as so amended and declared effective by the Commission on July __, 2005, being hereinafter referred to as the “Registration Statement”);

(b) the final prospectus, dated                     , 2005, relating to the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus being hereinafter referred to as the “Prospectus”);

(c) an executed copy of the Underwriting Agreement; and

(d) an Officer’s Certificate of the Company attached as Exhibit A hereto (the “Officer’s Certificate”).

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, including the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity

JMP Securities LLC

C.E. Unterberg, Towbin LLC

                    , 2005

and binding effect thereof on such parties. We have also assumed that the Company has been duly organized and is validly existing in good standing under the laws of Maryland, and that the Company has complied with all aspects of the laws of Maryland and all applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Underwriting Agreement. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts set forth in the Company’s Certificate described below.

As used herein, (i) “Applicable Laws” means those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America, in each case that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (other than United States federal securities laws, state securities or blue sky laws, antifraud laws and the rules and regulations of the National Association of Securities Dealers, Inc.), but without our having made any special investigation as to the applicability of any specific law, rule or regulation; (ii) “Governmental Authorities” means any court, regulatory body, administrative agency or governmental body of the State of New York or the United States of America having jurisdiction over the Company under Applicable Laws; and (iii) “Governmental Approval” means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration that may have become applicable as a result of the involvement of any party (other than the Company) in the transactions contemplated by the Underwriting Agreement or because of such parties’ legal or regulatory status or because of any other facts specifically pertaining to such parties.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) The validity or enforcement of any agreements or instruments may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(b) We do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Underwriting Agreement or any transactions contemplated thereby;

JMP Securities LLC

C.E. Unterberg, Towbin LLC

                    , 2005

(c) We do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Underwriting Agreement (other than with respect to the Company to the extent necessary to render the opinion set forth herein), with any state, federal, foreign or other laws or regulations applicable to it or them; or (ii) the legal or regulatory status or the nature of business of any party (other than with respect to the Company to the extent necessary to render the opinion set forth herein).

(d) We do not express any opinion as to the effect on the opinions expressed herein of (i) compliance or noncompliance of any party to the Underwriting Agreement (other than with respect to the Company to the extent necessary to render the opinion set forth herein) with any state, federal or other laws or regulations applicable to it or them or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Company to the extent necessary to render the opinion set forth herein).

(e) We do not express any opinion as to any laws other than Applicable Laws and the federal laws of the United States of America to the extent referred to specifically herein. Insofar as opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, including without limitation the laws of Maryland and the People’s Republic of China, we have assumed, without having made any independent investigation, that such laws do not affect any of the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Company is not and, solely after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as such term is defined in the Investment Company Act of 1940.

2. No Governmental Approval, which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required for, the execution or delivery of the Underwriting Agreement by the Company or the consummation by the Company of the transactions contemplated thereby.

3. The execution and delivery by the Company of the Underwriting Agreement and the consummation by the Company of the transactions contemplated thereby, including the issuance and sale of the Securities, will not violate or conflict with, or result in any contravention of, any Applicable Law.

JMP Securities LLC

C.E. Unterberg, Towbin LLC

                    , 2005

This opinion is furnished only to you as representatives of the Underwriters and is solely for your and the other Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this opinion may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires Securities or that seeks to assert your rights in respect of this opinion (other than your or the other Underwriters’ successor in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

, 2005

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111-2713

C.E. Unterberg, Towbin, LLC

320 Madison Avenue

New York, NY 10017

    as representative of the several Underwriters

Ladies and Gentlemen:

We have acted as special United States tax counsel to Comtech Group, Inc., a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated                     , 2005 (the “Underwriting Agreement”), between you, as representative of the several Underwriters named in Schedule A thereto (the “Underwriters”), the Company and the selling stockholders named in Schedule B to the Underwriting Agreement (the “Selling Stockholders”), relating to the sale (a) by the Company to the Underwriters of              shares (the “Firm Shares”) of the Company’s Common Stock, par value US$0.01 per share (the “Common Stock”), (b) by the Selling Stockholders to the Underwriters of              shares of Common Stock (the “Secondary Shares”), and (c) up to an additional shares of Common Stock (the “Option Shares”), at the Underwriters’ option, by the Selling Stockholders to cover over-allotments. The Firm Shares, the Secondary Shares and the Option Shares are collectively referred to herein as the “Securities”.

This opinion is being furnished pursuant to Section 8(a) of the Underwriting Agreement.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) Registration Statement on Form S-1 (File No. 333-124201) filed with the Securities and Exchange Commission (the “Commission”), as amended through the date hereof (the “Registration Statement”), (ii) the final prospectus, dated                     , 2005, relating to the Securities, in the form filed with the Commission (the “Prospectus”), (iii) an

JMP Securities LLC

C.E. Unterberg, Towbin LLC

                    , 2005

executed copy of the Underwriting Agreement, and (iv) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. Our opinion is conditioned on the initial and continuing accuracy of the facts, information, and analyses set forth in such documents, certificates, and records. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Prospectus.

For purposes of our opinion, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, electronic, or photostatic copies, and the authenticity of the originals of such latter documents. We have assumed that such documents, certificates, and records are duly authorized, valid, and enforceable.

In addition, we have relied on statements and representations of the officers and other representatives of the Company and others, and we have assumed that such statements and representations are and will continue to be correct without regard to any qualification as to knowledge or belief.

Our opinion is based on the Code, Treasury regulations, judicial decisions, published positions of the Internal Revenue Service, and such other authorities as we have considered relevant, all as in effect as of the date of this opinion and all of which are subject to differing interpretations or change at any time (possibly with retroactive effect). A change in the authorities upon which our opinion is based could affect the conclusions expressed herein. There can be no assurance, moreover, that our opinion expressed herein will be accepted by the Internal Revenue Service or, if challenged, by a court.

Based on and subject to the foregoing, we are of the opinion that under current United States federal income tax law, although the discussion set forth in the Prospectus under the caption “Certain United States federal income tax consequences to non- U.S. holders” does not purport to summarize all possible United States federal income tax consequences of the purchase, ownership, or disposition of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences that are anticipated to be material to non-U.S. holders who purchase the Securities pursuant to the Prospectus.

Except as set forth above, we express no other opinion. This opinion is furnished to you solely for your benefit in connection with the sale of the Securities pursuant to the Prospectus and is not to be relied upon by anyone else without our prior written consent. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof.

Very truly yours,

                    , 2005

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, CA 94111-2713

C.E. Unterberg, Towbin LLC

320 Madison Avenue

New York, NY 10017

    as Representatives of the several Underwriters

Re:	Offering of Shares
of Common Stock of Comtech Group, Inc.

Ladies and Gentlemen:

We have acted as special United States counsel to Comtech Group, Inc., a Maryland corporation (the “Company”), in connection with the Underwriting Agreement, dated                     , 2005 (the “Underwriting Agreement”), between you, as representatives of the several Underwriters named in Schedule A thereto (the “Underwriters”), the Company, and the selling stockholders named in Schedule B to the Underwriting Agreement (the “Selling Stockholders”), relating to the sale (a) by the Company to the Underwriters of              shares (the “Firm Shares”) of the Company’s Common Stock, US$0.01 per share (the “Common Stock”), (b) by the Selling Stockholders to the Underwriters of an aggregate of              shares of Common Stock (the “Secondary Shares”) and (c) up to an additional              shares of Common Stock (the “Option Shares”) at the Underwriters’ option, by the Selling Stockholders to cover overallotments. The Firm Shares, the Secondary Shares and the Option Shares are collectively referred to herein as the “Securities”.

This letter is being furnished pursuant to Section 8(a) of the Underwriting Agreement.

In the above capacity, we have reviewed (a) the registration statement on Form S-1 (File No. 333-124201) of the Company relating to the Securities filed with the Securities and Exchange Commission (the “Commission”) on April 20, 2005 under the Securities Act of 1933 (the “Securities Act”), Pre-Effective Amendment No. 1 thereto, as filed with the Commission on May 27, 2005, Pre-Effective Amendment No. 2 thereto, as filed with the Commission on June 22, 2005, Pre-Effective Amendment No. 3 thereto, as filed with the Commission on                     , 2005, and Pre-Effective Amendment No. 4 thereto, as filed with the Commission on                     , 2005, including information deemed to be a part of the registration statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations (the “Rules and Regulations”) under the Securities Act (such registration statement, as so amended, and declared effective by the Commission on                     , 2005, being hereinafter referred to as the “Registration Statement”), (b) the final prospectus, dated                     , 2005, relating to the Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (such final prospectus being hereinafter referred to as the “Prospectus”), and (c) such other documents as we deemed appropriate. We have been orally advised by the Commission that the Registration Statement was declared effective under the Securities Act at              a.m., on                     , 2005, and we have been orally advised by the Commission that (i) no stop order suspending the effectiveness of the Registration Statement has been issued and (ii) no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

In addition, we have participated in conferences with officers and other representatives of the Company, Maryland and People’s Republic of China (“PRC”) counsel for the Company, representatives of the independent accountants of the Company, and representatives of the Underwriters and your United States and PRC counsel at which the contents of the Registration Statement and the Prospectus and related matters were discussed. Certain of the records and documents we reviewed were in the Chinese language, and we therefore reviewed English translations and/or summaries. We have assumed the accuracy of the English translations or summaries furnished to us of any documents originally written in the Chinese language. In addition, certain of the records and documents we reviewed were governed by the laws of Maryland or the PRC or other jurisdictions other than the State of New York, and, accordingly, we necessarily relied upon the respective officers, employees and other representatives and agents of the Company and their Maryland and PRC counsel and other persons in evaluating such records and documents. We do not pass upon, or assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and have made no independent check or verification thereof (except to the limited extent referred to in our opinion letter to you dated the date hereof regarding tax matters disclosed under the caption “Certain United States Federal Income Tax Consequences to Non-U.S. Holders” in the Prospectus and in paragraph 7 of our opinion to you dated the date hereof).

On the basis of the foregoing, (i) the Registration Statement, at the time it became effective and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom) or the exhibits to the Registration Statement and (ii) no facts have come to our attention that have caused us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that in each case we do not express any view as to the financial statements, schedules and other financial information included therein or excluded therefrom).

This letter is furnished only to you as Representatives of the Underwriters and is solely for your and the other Underwriters’ benefit in connection with the closing occurring today and the offering of the Securities, in each case pursuant to the Underwriting Agreement. Without our prior written consent, this letter may not be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by, or assigned to, any other person for any purpose, including any other person that acquires any Securities or that seeks to assert your rights in respect of this letter (other than your or the other Underwriters’ successors in interest by means of merger, consolidation, transfer of a business or other similar transaction).

Very truly yours,

Exhibit B

Form of Loeb’s Opinion

July     , 2005

To:	JMP Securities LLC
500 Montgomery Street
Suite 1100
San Francisco, CA 94111-2713

C.E. Unterberg, Towbin LLC
320 Madison Avenue
New York, NY 10017
Representatives of the Underwriters

Ladies and Gentlemen:

We are U.S. corporate legal counsel to Comtech Group, Inc., a Maryland corporation (the “Company”). We understand the Company has entered into an Underwriting Agreement, dated as of July     , 2005 (the “Agreement”) between JMP Securities LLC; C.E. Unterberg, Towbin LLC; W.R. Hambrecht + Co, LLC; and Maxim Group LLC (the “Underwriters”) relating to the issuance and sale by the Company of [            ] shares of common stock, $.01 par value (the “Shares”) pursuant to a registration statement filed on Form S-1 dated April 20, 2005, as amended, the Preliminary Prospectus, dated June 28, 2005 and the Final Prospectus, dated July     , 2005 (the Preliminary Prospectus and the Final Prospectus, collectively the “Prospectus”). This opinion is furnished to you pursuant to Section 8(b) of the Agreement. All terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

As counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion. In addition, we have relied upon the representations and warranties of the Company, Selling Shareholders, and other parties contained in the Agreement and assume as true all matters set forth in the Registration Statement and Prospectus purporting to be factual. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company, and without any independent investigation of any underlying facts or situations.

Based upon and subject to the foregoing, and except as set forth in the Registration Statement and the Prospectus, we are of the opinion that:

(i) The Company is a corporation duly incorporated and validly existing, and in good standing under the laws of the State of Maryland. The Company has requisite legal and corporate power and authority to own, lease, and operate its properties and assets, and to carry on its business, as described in the Registration Statement and the Prospectus.

(ii) The Company is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where, the ownership or leasing of its properties or the conduct of its business requires such qualification, except that the Company is not in good standing in the State of New Jersey

(iii) The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell, issue and deliver the Shares under the Agreement and to carry out and perform its obligations under the terms of the Agreement; all corporate actions on the part of the Company and its directors, and stockholders, if necessary, for the authorization, execution and delivery of the Agreement, the authorization, offer, sale, issuance and delivery of the Shares and the performance of the Company’s obligations under the Agreement have been taken; and no further approval or authority of the stockholders or Board of Directors of the Company is required for the issuance of the Shares in accordance with the Agreement.

(iv) As of the date hereof, the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock; the Company had issued and outstanding 25,532,898 shares as of May 31, 2005, as set forth in the Registration Statement and Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized, are free of statutory pre-emptive rights, and, to our knowledge, are validly issued, fully paid and non-assessable and, to our knowledge, except as disclosed in the Registration Statement and Prospectus, free of contractual preemptive rights, resale rights, rights of first refusal and similar rights; the issuance, sale, and delivery of the Shares in accordance with the Agreement (including the Shares to be sold by the Selling Shareholders) have been duly authorized by all necessary corporate action on the part of the Company and, when delivered against payment in full by the Underwriters as provided in the Agreement, will be validly issued, fully paid and nonassessable, and free and clear of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights, or liens, charges, restrictions, claims, or encumbrances imposed by or through the Company. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders.

(v) The execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement, and the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated thereby, do not and will not violate any provision of the Company’s Articles of Incorporation or Bylaws, or any provision of any applicable federal law, rule or regulation or the Maryland General Corporation Law; to our knowledge, the execution and delivery by the Company of the Agreement, the performance by the Company of its obligations under the Agreement, and the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby, do not violate, conflict with or constitute a default under, any material contract or agreement to which the Company is a party or by which it is bound.

(vi) The form of the certificate representing the Shares complies in all material respects with the applicable statutory requirements of the Maryland General Corporation Law and the requirements of the Company’s Articles of Incorporation or Bylaws.

(vii) To our knowledge, except as disclosed in the Registration Statement and Prospectus, there are no actions, suits, claims, proceedings or investigations pending against the Company or its properties, or against any director or officers of the Company before any court or governmental agency nor, except as disclosed in the Prospectus, to our knowledge, has the Company or any director or officer of the Company received any threat thereof.

(viii) The capital stock of the Company, including the Shares, conforms to the description in the information in the Registration Statement and the Prospectus under the heading “Description of Share Capital” in all material respects, and the information contained under the heading “Description of Share Capital”, insofar as such statements constitute a summary of documents or matter of law (Maryland Takeover Statute) is accurate in all material respects.

(ix) To our knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its charter or bylaws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which any of them or any of its respective properties may be bound or affected, or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company.

(ix) To our knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been so described or filed;

(x) No person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to us, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest of the Company, or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

The opinions expressed in the first sentence of paragraph (i) and the first clause of paragraph (iv), are based on the certified Articles of Incorporation of the Company issued by the Secretary of State of Maryland and review of a certificate of good standing. The opinion expressed in the second clause of paragraph (iv) is based solely on a letter from American Stock Transfer Company and a Secretary’s Certificate from the Company.

We express no opinion as to (i) matters relating to any state securities laws or blue sky laws; or (ii) matters relating to the laws of the People’s Republic of China or Italy.

In addition, we have assumed that to the extent that any party to the Agreement exercises its rights or enforces any remedies thereunder, it will do so in good faith and in a commercially reasonable manner and abide by any implied covenant of good faith and fair dealing which may be imposed by law.

The opinions we express above are based upon a review only of those laws, statutes, rules, ordinances and regulations (the “Law”) which, in our experience, a lawyer who is a member of the bar of the State of New York exercising customary professional diligence would reasonably recognize as being applicable to the type of transactions contemplated by the Agreement.

While certain members of this firm are admitted to practice in certain jurisdictions other than New York, in rendering the foregoing opinions we have not examined the Law of any jurisdictions other than the United States. We have not consulted with members of this firm who are admitted in any jurisdiction other than New York with respect to the Law of any jurisdictions other than the United States and New York. We are not experts in the Laws of the State of Maryland and our review of Maryland Law has been limited to an unofficial copy of its corporation statutes. The opinions we express herein are limited to matters involving the Laws of the United States, the Laws of the State of New York and Maryland General Corporation Law.

We have not undertaken any independent investigation to determine the existence or nonexistence of other facts, and no inference as to our knowledge of the existence or nonexistence of other facts should be drawn from the fact of this firm’s representation of the Company. Except to the extent otherwise set forth above, for purposes of this opinion, we have not made an independent review of any contract or agreement that may have been executed by or that may now be binding upon the Company or that may bind its properties, nor have we undertaken to review any files of the Company relating to transactions to which the Company may be a party.

This opinion is furnished to the Underwriters solely for their benefit in connection with the transactions described above and may not be relied upon by any other person or for any other purpose without our prior written consent.

Sincerely,

Loeb & Loeb LLP

Exhibit C

Form of BVI Counsel Opinion

July [    ], 2005

JMP Securities LLC	DIRECT LINE:	(852)2842 9511
600 Montgomery Street, Suite 1100	E-MAIL:	dmlamb@cdp.bm
San Francisco, CA 94111	OUR REF:	DML/lg/192960
YOUR REF:
C.E. Unterberg, Towbin LLC
350 Madison Avenue
New York, NY 10017

as Representatives of the several Underwriters

Dear Sirs,

Comtech Global Investment Ltd., Ren Investment International Ltd.

and Purple Mountain Holding, Ltd. (the “Selling Stockholders”)

We have acted as special legal counsel in the British Virgin Islands to the Selling Stockholders in connection with an offering in the United States of shares of par value US$0.01 each in the capital of Comtech Group, Inc. as described in the Registration Statement (as defined below).

For the purposes of giving this opinion, we have examined copies of the following documents:

(i)	the registration statement (the “Registration Statement”) of Comtech Group, Inc. on Form S-1 filed with the Securities and Exchange Commission in the United States on 20 April 2005, 27 May 2005, 22 June 2005, 28 June 2005 and [ ];

(ii)	an executed copy of the underwriting agreement (the “Underwriting Agreement”) dated [ ] 2005 made between JMP Securities LLC and C.E. Unterberg, Towbin LLC, as representatives of the Underwriters (the “Representatives”), Comtech Group, Inc. and the Selling Stockholders;

(iii)	an executed copy of an irrevocable power of attorney dated [ ] 2005 of each of the Selling Stockholders in favour of Jeffrey Kang and Hope Ni; and

(iv)	an executed copy of a custody agreement dated [ ] 2005 between each of the Selling Stockholders and American Stock Transfer & Trust Company.

The documents listed in (ii) to (iv) above are collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed the memorandum of association and the articles of association of each of the Selling Stockholders, resolutions in writing of the directors of each of the Selling Stockholders dated [                    ] 2005 (the “Resolutions”), certificates from the directors of each of the Selling Stockholders certifying that the Resolutions have not been amended or rescinded and remain in full force and effect, and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the capacity, power and authority of each of the parties to the Documents, other than the Selling Stockholders, to enter into and perform its respective obligations under the Documents, (d) the due execution of the Documents by each of the parties thereto, other than the Selling Stockholders, and the delivery thereof by each of the parties thereto, (e) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us, (f) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (g) the validity and binding effect under the laws of State of New York (the “Foreign Laws”) of the Documents and the Registration Statement which are expressed to be governed by such Foreign Laws in accordance with their respective terms, (h) the validity and binding effect under the Foreign Laws of the submission by the Selling Stockholders pursuant to the Underwriting Agreement to the non-exclusive jurisdiction of the courts of the State of New York or the United States District Court for the Southern District of New York (the “Foreign Courts”).

The obligations of the Selling Stockholders under the Documents (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a British Virgin Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Selling Shareholders.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	Each of the Selling Stockholders is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	Each of the Selling Stockholders has the necessary corporate power and authority to enter into and perform its obligations under the Documents and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in the Underwriting Agreement.

3.	The execution and delivery of the Documents by each Selling Stockholder and the performance by each Selling Stockholder of its obligations thereunder will not violate the memorandum of association or articles of association of such Selling Stockholder nor any applicable law, regulation, order or decree in the British Virgin Islands.

4.	Each of the Selling Stockholders have taken all corporate action required to authorise its execution, delivery and performance of the Documents. The Documents have been duly authorised and executed by or on behalf of each of the Selling Stockholders, and constitute the valid and binding obligations of each of the Selling Stockholders in accordance with the terms thereof.

5.	No order, consent, approval, licence, authorisation, filing or validation of or exemption by any government or public body or authority of the British Virgin Islands or any sub-division thereof is required to authorise or is required in connection with the execution, delivery, performance and enforcement of the Documents in connection with the sale of the Shares by the Selling Stockholders.

6.	It is not necessary or desirable to ensure the enforceability in the British Virgin Islands of the Documents that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in the British Virgin Islands.

7.	The Documents will not be subject to ad valorem stamp duty in the British Virgin Islands and no registration, documentary, recording, transfer or other similar tax, fee or charge is payable in the British Virgin Islands in connection with the execution, delivery, filing, registration or performance of the Documents and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in the Underwriting Agreement.

8.	There is no income or other tax of the British Virgin Islands imposed by withholding or otherwise on any payment to be made to or by the Selling Stockholders pursuant to the Documents.

9.	The Representatives will not be deemed to be resident, domiciled or carrying on business in the British Virgin Islands by reason only of the execution, performance and/or enforcement of the Underwriting Agreement by the Representatives.

10.	The Representatives have standing to bring an action or proceedings before the appropriate courts in the British Virgin Islands for the enforcement of the Underwriting Agreement to which it is a party. It is not necessary or advisable in order for the Representatives to enforce their rights under the Underwriting Agreement, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in the British Virgin Islands.

11.	Each of the Selling Stockholders is not entitled to any immunity under the laws of the British Virgin Islands, whether characterised as sovereign immunity or otherwise, from any legal proceedings to enforce the Documents in respect of itself or its property.

12.	Based solely on a search of the public records in respect of the Selling Stockholders maintained at the offices of the Registrar of Companies at [ ]a.m./p.m. on [ ] 2005 (which would not reveal details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search) and a search of the Cause Book of the Supreme Court of the British Virgin Islands conducted at [ ]a.m./p.m. on [ ] 2005 (which would not reveal details of proceedings which have been filed but not actually entered in the Cause Book at the time of our search), there are no judgments against the Selling Stockholders, nor any legal or governmental proceedings pending in the British Virgin Islands to which the Selling Stockholders is subject and no steps have been, or are being, taken in the British Virgin Islands for the appointment of a receiver or liquidator to, or for the winding-up, dissolution, reconstruction or reorganisation of, the Selling Stockholders, though it should be noted that the public files maintained by the Registrar of Companies do not reveal whether a winding-up petition or application to the Court for the appointment of a receiver has been presented and entries in the Cause Book may not specify the nature of the relevant proceedings.

13.	Based solely on a review of the register of members of Comtech Global Investment Ltd 1,000,000 shares are in issue and registered in the names of Kang Jingwei (290,000) and Ji Nan (710,000).

14.	Based solely on a review of the register of members of Ren Investment International Ltd 945,116 shares are in issue and are registered in the names set out in the copy of the register of members exhibited to this opinion.

[Add Purple Mountain]

15.	The choice of the Foreign Laws as the governing law of the Documents is a valid choice of law and would be recognised and given effect to in any action brought before a court of competent jurisdiction in the British Virgin Islands, except for those laws (i) which such court considers to be procedural in nature, (ii) which are revenue or penal laws or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the British Virgin Islands. The submission in the Underwriting Agreement to the non-exclusive jurisdiction of the Foreign Courts is valid and binding upon the Selling Stockholders.

16.	The courts of the British Virgin Islands would recognise as a valid judgment, a final and conclusive judgment in personam obtained in the Foreign Courts against the Selling Stockholders based upon the Documents under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the British Virgin Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the British Virgin Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the British Virgin Islands and (f) the due compliance with the correct procedures under the laws of the British Virgin Islands.

Yours faithfully,

II.	CONYERS DILL & PEARMAN

Exhibit

(Register of members of Ren Investment International Ltd.)

Exhibit D

Form of PRC Counsel Opinion

To	JMP Securities LLC

600 Montgomery Street, Suite 1100

San Francisco, CA 94111

C.E. Unterberg, Towbin LLC

350 Madison Avenue

New York, NY 10017

as Representatives of the several Underwriters

named in Schedule A annexed hereto

July     , 2005

Ladies and Gentlemen:

1.	We have acted as Comtech Group, Inc (the “Company”) Chinese legal counsel in connection with the issue of its proposed public offering of shares of common stock.

2.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the People’s Republic of China (the “PRC”). This opinion is to be governed by and construed in accordance with the laws of the PRC and is limited to and is given on the basis of the current law and practice in the PRC.

3.	For the purpose of this opinion we have examined the documents listed in the Schedule to this letter. We have assumed that:

•	All original documentations provided by the Company to us are genuine and authentic, all photocopies of documentations provided by the Company to us are true and identical to the original;

•	All signatures and stamps on the documentations provided by the Company are genuine and authentic;

•	All statements, representation and undertakings given by the Company regarding any factual matter, whether verbally or in writing, are true, accurate and reliable;

•	All documentations provided by the Company to us which claim to be governed by laws other than that of PRC shall be valid and binding under such applicable laws;

•	For the purpose of preparing this opinion, laws, policies procedures and practical operations of PRC refer only to those of the mainland of PRC, excluding those of Hong Kong, Macao and Taiwan.

4.	In our opinion:

(i) Each of Comtech Communication Technology (Shenzhen) Company Limited (“Comtech Communications”), Comtech Software Technology (Shenzhen) Company Limited (“Comtech Software”) and United Information Technology Co. Ltd. (“UIT Shenzhen”), has been duly organized and is validly existing as a wholly-foreign owned enterprise with limited liability by the Company under the laws of the PRC and its business license is in full force and effect. Each of Comtech Communications, Comtech Software and UIT Shenzhen has been duly qualified as a foreign invested enterprise; based solely on a search of the public records, all the registered capital of each of Comtech Communications and Comtech Software have been fully paid (Part of UIT Shenzhen’s registered capital have been paid according to its Articles of Association, which is allowed by the regulations of the PRC) and are owned by the Company, and are free and clear of security interest, other encumbrances or adverse claims; the articles of association of each of Comtech Communications, Comtech Software and UIT Shenzhen comply with the requirements of applicable laws of the PRC and are in full force and effect; each of Comtech Communications, Comtech Software and UIT Shenzhen has full power and authority and all licenses, approvals, authorizations, consents, orders, registrations, certificates, permits, filings and qualifications containing no extraordinary restrictions or conditions not described in the Registration Statement and the Prospectus of or with any governmental agency or body having jurisdiction over each of Comtech Communications and Comtech Software or any of its properties required for the ownership or lease of the property by it and the conduct of its business and has the legal right and authority to own, use, lease and operate its assets and to conduct its business as set forth in the Registration Statement and the Prospectus; to the best of our knowledge after due and reasonable inquiries, we have no reason to believe that any PRC regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and each of PRC Subsidiaries is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits. To the best of our knowledge after due and reasonable inquiries, we are not aware of any steps having been or being taken or any order or resolution having been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, Comtech Communications or Comtech Software or UIT Shenzhen;

(ii) Each of Shenzhen Comtech International Ltd (“Shenshen Comtech”) and Shanghai E & T System Company Limited. (“Shanghai E&T”) has been duly organized and is validly existing as a limited liability company under laws of the PRC and its business license is in full force and effect; 71% and 29% of all of the outstanding equity interest of Shenzhen Comtech are directly owned by Nan Ji and Jeffrey Kang, respectively, for the benefit of Comtech (China) Holding Limited (“Comtech China”) through the contractual agreements dated April 14, 2005 (and 99% and 1% of all of the outstanding equity interest of Shenzhen Comtech will be directly owned by Jeffery Kang and Huimo Chen, respectively, through the contractual agreements dated July 14, 2005 upon the successful registration of equity transfer from Nan Ji of all of her owned equity interest in Shenzhen Comtech to Jeffrey Kang and Huimo Chen (collectively “the Arrangements”) and based solely on a search of the public records, such shares are free and clear of all security interest, other encumbrances or adverse claims; Shenzhen Comtech owns 60% of the equity interest in Shanghai E&T free and clear of all security interest, other encumbrances or adverse claims according to the registration at SAIC agencies; the articles of association of each of Shenzhen Comtech and Shanghai E&T do not contravene the requirements of applicable PRC Laws and are in full force and effect; all the registered capital of each of Shenzhen Comtech and Shanghai E&T have been fully paid and non-assessable; each of Shenzhen Comtech and Shanghai E&T has full power and authority and all licenses, approvals, authorizations, consents, orders, registrations, certificates, permits, filings and qualifications containing no extraordinary restrictions or conditions not described in the Registration Statement and the Prospectus and has the legal right and authority to own, use, lease and operate its assets to conduct its business as set forth in the Registration Statement and the Prospectus. To the best of our knowledge after due and reasonable inquiries, we have no reason to believe that any PRC regulatory body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits To the best of our knowledge after due and reasonable inquiries, we are not aware of any steps having been or being taken or any order or resolution having been made or passed to appoint a receiver, liquidator or similar officer of, or to wind up or dissolve, Shenzhen Comtech or Shanghai E&T;

(iii) All real property and buildings held under lease held by Comtech Communications, Comtech Software, Shenzhen Comtech and Shanghai E&T and UIT Shenzhen under valid, subsisting and enforceable leases;

(iv) Each of Nan Ji, Jeffrey Kang as the case may be, has duly executed and delivered an Agreement with Comtech China in respect of his or her respective rights and profit in Shenzhen Comtech as set forth in the Registration Statement and the Prospectus. Each of the Agreements to which Nan Ji, Jeffrey Kang and Huimo Chen, as the case may be, is a party does not conflict with laws and regulations of P.R.C. .No approval, authorization, consent, licence or order by the PRC Government authority is required for the share transfer between the Chinese natural persons in a limited liability company according to the Chinese Company Law.

(v) The due execution and delivery by each of Nan Ji, Jeffrey Kang and Huimo Chen, and the due performance by each of Nan Ji, Jeffrey Kang and Huimo Chen of its obligations under each of the Arrangements to which it is a party and the consummation by each of Nan Ji, Jeffrey Kang and Huimo Chen of the transactions contemplated therein and the ownership structure of Shenshen Comtech do not: (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to us after due and reasonable inquiries and to which Shenshen Comtech is a party or by which Shenshen Comtech is bound or to which any of the properties or assets of Shenshen Comtech is bound or to which any of the properties or assets of Shenshen Comtech is subject; (B) contravene the provisions of the articles of association, business license or other constituent documents of Shenshen Comtech; or (C) conflict with or result in any violation of any laws of the PRC;

(vi) Each of Comtech Communications, Comtech Software and UIT Shenzhen is not currently prohibited, directly, or indirectly, from paying any dividends or other distributions to the Company under PRC law. Other than set forth in the Registration Statement and the Prospectus, all dividends and other distributions declared and payable upon the equity interests in Comtech Communications, Comtech Software and UIT Shenzhen may under the current laws and regulations of the PRC be paid to the Company that may be converted into U.S. dollars and freely transferred out of the PRC when the procedural requirements of the PRC Government Authorities are satisfied, and all such dividends and other distributions are not and, will not be subject to withholding or other taxes under the laws and regulations of the PRC as long as the relevant corporate income tax of Comtech Communications, Comtech Software and UIT Shenzhen have been duly paid, and without the necessity of obtaining substantive Governmental Authorization in the PRC;

(vii) To the best of our knowledge after due and reasonable inquiries, each of Comtech Communications, Comtech Software, Shenshen Comtech and Shanghai E&T and UIT Shenzhen is (A) in breach of or in default under any laws, regulations, rules, orders, decrees, guidelines or notices of the PRC, (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any Governmental Agency in the PRC, (C) in violation of its respective constituent documents, business licenses or permits or (D) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument known to us after due and reasonable inquiries and to which it is a party or by which it or any of its properties may be bound;

(viii) Each of Comtech Communications, Comtech Software, Shenshen Comtech, Shanghai E&T and UIT Shenzhen possesses all valid licenses in full force and effect or otherwise has the legal right to use, all material licenses, inventions, copyrights, know-how, trademarks, service marks and trade names if it obtains them legally in accordance with laws and regulations of the PRC, and to the best of our knowledge after due and reasonable inquiries none of Comtech Communications, Comtech Software, Shenshen Comtech, Shanghai E&T and UIT Shenzhen has received in the PRC any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing that, individually or in the aggregate, if any of them becomes the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the business or operations of the above PRC operating companies taken as a whole;

(ix) The statements in the Registration Statement and Prospectus under “Prospectus Summary”, “Risk factors”, “Dividend policy”, “Exchange rate information”, “Corporate structure”, “Management’s discussion and analysis of financial condition and results of operations”, “Our business”, “Management”, “Related party transactions”, “Taxation” and “Enforceability of civil liabilities” to the extent such statements relate to matters of PRC law or regulation [or to the provisions of documents therein described] are accurate in all material respects and fairly present the information disclosed therein and nothing has been omitted from such statements which would make the same misleading in any material respect to the extent of such statements relating to matters of PRC laws or regulation.

(x) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with (a) the issuance, sale and delivery by the Company or the sale and delivery by the Selling Shareholders of the Shares to or for the respective accounts of the Underwriters or (b) the sale and delivery outside the PRC by the Underwriters of the Shares to be initial purchasers thereof in the manner contemplated in the Underwriting Agreement;

(xi) To the best of our knowledge after due and reasonable inquiries, and other than as set forth in the Registration Statement and Prospectus, there are no legal, administration, arbitration or governmental, including tax proceedings pending to any of Comtech Communications, Comtech Software, Shenshen Comtech, Shanghai E&T and UIT Shenzhen or to which any of the property of any of Comtech Communications, Comtech Software, Shenzhen Comtech, Shanghai E&T and UIT Shenzhen is the subject which, if determined adversely to any of Comtech Communications, Comtech Software, Shenshen Comtech, Shanghai E&T and UIT Shenzhen would individually or in the aggregate have a material adverse effect on Comtech Communications, Comtech Software, Shenshen Comtech, Shanghai E&T and UIT Shenzhen taken as a whole; and, to the best of our knowledge, no such proceedings are threatened or contemplated in the PRC by any governmental agency or any other person;

[(xii) Based upon the information known to us, we has no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such time of purchase (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Preliminary Prospectus, the Prospectus or any further amendment or supplement thereto made by the Company prior to such time of purchase (other than the financial statements and related schedules therein, as to which counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were, made, not misleading or that, as of such time of purchase, the Preliminary Prospectus, the Prospectus or any further amendment or supplement thereto made by the Company prior to such time of purchase (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.]

This opinion is addressed to you solely for your benefit in connection with the issue of the proposed public offering of shares of common stock. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully,

Grandall Legal Group (Shenzhen) Office

Schedule 1

1.	Latest articles of association, business license and other material constitutional documents, licenses and certificates of Comtech Communication Technology (Shenzhen) Company Limited, Comtech Software Technology (Shenzhen) Company Limited, Shenzhen Comtech International Ltd and Shanghai E & T System Company Limited.

2.	The agreement dated April 14, 2005 between Nan Ji and Comtech (China) Holding Limited.

3.	The agreement dated April 14, 2005 between Jeffrey Kang and Comtech (China) Holding Limited.

4.	The share transfer agreement dated June 28, 2005 between Nan Ji and Jeffrey Kang.

5.	The share transfer agreement dated June 28, 2005 between Nan Ji and Huimo Chen.

Exhibit E

Form of Hong Kong Counsel Opinion

JMP Securities LLC

C.E. Unterberg, Towbin LLC

as Representatives of the several Underwriters

named in Schedule A annexed hereto

Dear Sirs,

Re:	Legal Opinion on Agreement Concerning Equity Interest of Shenzhen Comtech International Ltd. with (1) Jeffrey Kang and Nan Ji dated April 14, 2005 and (2) Jeffery Kang and Huimo Chen dated June 28, 2005 (collectively, “the Agreements”)

We are instructed by Comtech Group, Inc. to opine on the validity of the Agreements under the laws of Hong Kong.

1.	INTRODUCTION

1.1	Defined Terms

In this Letter :

1.1.1	“Company” means Comtech (China) Holding Ltd.

1.1.2	“Hong Kong” means The Hong Kong Special Administrative Region of the People’s Republic of China.

1.1.3	heading in this Letter are for ease of reference only and shall not affect its interpretation.

1.2	Legal Review

For the purpose of issuing this Letter we have only reviewed the documents and completed the searches and enquiries referred to in Schedule 1 (Documents) to this Letter.

1.3	Applicable Law

The opinions given in this Letter relate only to the laws of Hong Kong as applied by the Hong Kong courts as at today’s date. We express no opinion in this Letter on the laws of any other jurisdiction.

1.4	Assumptions and Reservations

The opinions given in this Letter are given on the basis of the assumptions set out in Schedule 2 (Assumptions) to this Letter and are subject to the reservations set out in Schedule 3 (Reservations) to this Letter. The matters set out in this Letter are strictly limited to the matters stated in paragraph 2 (“the Review”) and do not extend to any other matters.

2.	OPINION

Pursuant to Clause 3 of the Agreements for both Jeffrey Jingwei Kang and Nan Ji, as well as for Jeffery Jingwei Kang and Huimo Chen, all the Agreements are subject to the laws of Hong Kong. Although all the parties are not a Hong Kong subject, under Clause 5 if there is any dispute the Hong Kong International Arbitration Center will handle the dispute between the parties. The award from the said Arbitration Center is final and binding upon both parties.

Each of the Agreements to which Nan Ji, Jeffery Kang or Huimo Chen is a party, as the case may be, constitutes a valid and legally binding obligation of Ji Nan, Jeffery Kang or Huimo Chen, as applicable, enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, statute of limitations and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Yours faithfully,

YUEN & PARTNERS

EY/jl

SCHEDULE 1

DOCUMENTS

We have reviewed only the following documents :-

(a)	Agreement Concerning Shares of Shenzhen Comtech International Ltd. with Jeffrey Jingwei Kang dated 14th April 2005; and

(b)	Agreement Concerning Shares of Shenzhen Comtech International Ltd. with Nan Ji dated 14th April 2005.

SCHEDULE 2

ASSUMPTIONS

We have made the following assumptions :

1.	ORIGINAL AND GENUINE DOCUMENTATION

(a)	The genuineness of all signatures and seals;

(b)	The completeness and conformity to originals of all documents supplied to us as certified, facsimile or photostatic copies and the authenticity of the originals of such documents.

2.	CORPORATE AUTHORITY OF THE COMPANY

(a)	There have been no amendments to the form of the Memorandum and Articles of Association of the Company referred to in sub paragraph (b) of paragraph 1 (Documents) of Schedule 1 (Documents and Enquiries).

(b)	The resolutions of Shareholders and minutes of Board of Directors of the Company referred to in sub paragraph (e) of paragraph 1 (Documents) of Schedule 1 (Documents and Enquiries) :

(i)	were duly passed at properly convened meetings of the Shareholders or the Directors and the Directors were duly appointed directors of the Company;

(ii)	have not been amended or rescinded and are in full force and effect.

(c)	All directors having an interest and transaction evidenced had declared such interest to the Board and such directors had not been counted towards the quorum of the respective meeting and their votes had not been counted.

(d)	The directors of the Company acted in good faith and in the interests of the Company in approving on the transactions of the Company; and none of the Finance Parties nor any of their respective officers, employees or agents is aware (or would, on making reasonable enquiry, be aware) of any facts or circumstances which might lead to a court to hold that any of them was on notice that the directors of the Company (or any of them), in approving on the transactions, have acted in breach of their fiduciary or other duties to the shareholders or creditors of the Company or have otherwise abused their power.

3.	FOREIGN LAW

(a)	All contracts or transactions are each legal, valid and binding on the parties thereto under Hong Kong law (by which each is expressed to be governed).

(b)	There are no provisions of laws of any jurisdiction other than Hong Kong which would have any implication on the opinions we express in this Letter.

(c)	That all matters (including, without limitation, the obtaining of the necessary consents, licenses, approvals and authorities, the making of the necessary filings, registrations and notifications, and the payment of stamp duties and other documentary taxes and charges) under such laws, other than Hong Kong law, the persons expressed to be parties thereto or other persons affected thereby or the performance or enforcement by or against such parties or such other persons of such of their obligations or rights thereunder as are to be performed or enforced, as the case may be, outside Hong Kong have been duly complied with.

4.	SEARCHES AND ENQUIRIES

(a)	There has been no alteration in the status or condition of the Company as disclosed by the documents referred to in paragraph 1 (Documents) of Schedule 1 (Documents and Enquiries), and the searches and enquiries referred to in paragraph 2 (Searches) of Schedule 1 (Documents and Enquiries) revealed all matters required by law to be notified to the Hong Kong Companies Registry and the Hong Kong Official Receiver’s Office respectively (notwithstanding that any time limit for such notification had not been expired) and were accurate. It is our experience that the searches and enquiries referred to in paragraph 2 (Searches) of Schedule 1 (Documents and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced.

(b)	To the extent relevant for the purpose of this Letter, none of the persons has passed a voluntary winding up resolution, no petition has been presented or order made by a court for the winding up, dissolution, administration or any analogous proceedings and no equivalent or analogous proceedings under the law of its place of establishment or incorporation, as the case may be, or where it carries on business, have been taken in relation to it and no receiver, manager, trustee or similar officer has been appointed in relation to it or any of its respective assets or revenues.

5.	REUNMCATION OF HONG KONG WITH PRC

(a)	On 1 July 1997, Hong Kong became the Hong Kong Special Administrative Region (the “HKSAR”) of the People’s Republic of China (the “PRC”). On 4 April 1990, the National People’s Congress (the “NPC”) of the PRC adopted the Basic Law of the HKSAR (the “Basic Law”). Under Article 8 of the Basic Law, the laws of Hong Kong in force at 30 June 1997, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law shall be maintained, except for any that contravene the Basic Law, and subject to any amendment by the legislature of the HKSAR. Under Article 160 of the Basic Law, the laws of Hong Kong in force as at 30 June 1997 shall he adopted as laws of the HKSAR unless they are declared by the Standing Committee of the NPC (the “Standing Committee”) to be in contravention of the Basic Law and, if any laws are later discovered to be in contravention of the Basic Law, they shall be amended or cease to have force in accordance with the procedure prescribed by the Basic Law.

(b)	On 23 February 1997, the Standing Committee adopted a decision (the “Decision”) on the treatment of laws previously in force in Hong Kong. Under paragraph 1 of the Decision, the Standing Committee decided that “the laws previously in force in Hong Kong, which include, the common law, rules of equity, ordinances, subsidiary legislation and customary law, except for those which contravene the Basic Law, are to be adopted as the laws of the HKSAR”. Under paragraph 2 of the Decision, the Standing Committee decided that the ordinances and subsidiary legislation set out in Annex 1 to the Decision “which are in contravention of the Basic Law” are not to be adopted as the laws of the HKSAR. One of the ordinances set out in that Annex is the Application of English Law Ordinance (Cap.88) (the “English Law Ordinance”). The English Law Ordinance applied the common law and rules of equity of England to Hong Kong. We have assumed in giving the opinions in this Letter that the effect of paragraph 2 of the Decision, insofar as it relates to the English Law Ordinance, is to repeal the English Law Ordinance prospectively and that the common law and rules of equity of England which applied in Hong Kong on 30 June 1997 continue to apply, subject to their subsequent independent development which will rest primarily with the court of the HKSAR which are empowered by the Basic Law to refer to precedents of other common law jurisdiction when adjudicating cases. In our view, the judgment of the Court of Appeal of the High Court in HKSAR v Ma Wai Kwan David and Others [1997] 2 HKC 315 supports the assumption that he common law and rules of equity of England which applied in Hong Kong on 30 June 1997 continue to apply to the HKSAR.

SCHEDULE 3

RESERVATIONS

The matters reported in this Letter are subject to the following reservations :

1.	LIMITATIONS ARISING FROM INSOLVENCY LAW

The matters reported in this Letter are subject to any limitations arising from insolvency, liquidation, administration, reorganization and similar laws affecting the rights of creditors or secured creditor generally.

2.	APPLICATION OF FOREIGN LAW

(a)	If any obligation is to be performed in a jurisdiction outside Hong Kong, it may not be enforceable in Hong Kong to the extent that performance would be illegal or contrary to public policy under the laws of the other jurisdiction and a Hong Kong court may take into account the law of the place of performance in relation to the manner of performance and to the steps to be taken in the event of defective performance.

(b)	It is uncertain whether the parties can agree in advance the governing law of claims connected with the contract but which are not claim of the contract, such as a claim in tort.

(c)	A Hong Kong court may not apply Hong Kong Law if such law is not pleaded and proved or if to do so would be contrary to public policy or mandatory rules of Hong Kong law.

3.	OTHER RESERVATIONS

(a)	The power of a Hong Kong court to order specific performance of an obligation or to order any other equitable remedy is discretionary and, accordingly, a Hong Kong court might make an award of damages where specific performance of an obligation or any other equitable remedy was sought.

(b)	A Hong Kong court is able, where the amount claimed is denominated in a currency other than Hong Kong dollars, to give judgment in that currency, as a matter of current procedural practice although it has a discretion whether to do so. However, the judgment debtor may settle the judgment debt in Hong Kong dollars, applying the rate of exchange current at the time of payment. Further, in the event of any parties insolvent liquidation under Hong Kong law, any foreign currency claim against such party would be converted into Hong Kong dollars at the date on which liquidation commenced or is deemed to have commenced.

(c)	Claims may be barred by prescription or the lapse of time or may be or become subject to defenses of set off or counterclaim under Hong Kong law.

(d)	The enforcement of rights and obligations of the parties to any contracts may be limited by the provisions of Hong Kong laws applicable to contracts held to have been frustrated by events happening after their execution

(e)	A Hong Kong court may refuse to give effect to a purported contractual obligation to pay the costs of any unsuccessful litigation and such a court might not award by way of costs all of the expenditure incurred by a successful litigant in proceedings brought before that court.

(f)	Failure to exercise a right promptly may operate as a waiver of that right notwithstanding any “no waiver” provision contained in any contracts.

(g)	As regards jurisdiction, a Hong Kong court may stay proceedings if concurrent proceedings are being brought elsewhere.

(h)	The searches at the Hong Kong Companies Registry are not conclusively capable of revealing whether or not :

a.	a winding up order has been made in respect of a company or a resolution passed for the winding up of a company; or

b.	a receiver or liquidator has been appointed in respect of a company;

since notice of these matters might not be filed with the Hong Kong Companies Registry immediately and, when filed, might not be entered on the public records of the relevant company immediately. In addition, that search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition has been presented.

(i)	The searches at the Official Receiver’s Office referred to in sub paragraph (b) of paragraph 2 (Searches) of Schedule 1 (Documents and Enquiries) relate only to a compulsory winding up and are not capable of revealing conclusively whether or not a winding up petition in respect of a voluntary winding up has been presented, since details of the petition may not have been entered on the records of the Official Receiver’s Office immediately.

(j)	No opinion is given as to the taxation consequences of any transactions.

(k)	The terms “enforceable” as used in this Letter means the obligations assumed by the Company are a type which the Hong Kong courts enforce. It does not mean that these obligations will necessarily all be enforced in all circumstances in accordance with their terms.

Exhibit F

Officers’ Certificate

1.	I have reviewed the Registration Statement and the Prospectus.

2.	The representations and warranties of the Company as set forth in this Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.	The Company has performed all of its obligations under this Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.	The conditions set forth in paragraphs (_), (_) and (_) of Section 8 of this Agreement have been met.

5.	The financial statements and other financial information included in the Registration Statement and the Prospectus fairly present in all material respects the financial condition, results of operations, and cash flows of the Company as of, and for, the periods presented in the Registration Statement.